Exhibit 99.1

4675 MacArthur Court, Suite 800

Newport Beach, California 92660 USA

949.437.1000   fax: 949.724.1397

www.cleanenergyfuels.com

Clean Energy Announces “At-The-Market” Offering Program

NEWPORT BEACH, Calif., November 12, 2015 — Clean Energy Fuels Corp. (NASDAQ: CLNE) (“Clean Energy”) today announced that it has filed a prospectus supplement with the Securities and Exchange Commission (the “SEC”) under which it may sell shares of its common stock having an aggregate gross sales price of up to $75 million from time to time through an “at-the-market” offering program.

Clean Energy intends to use the net proceeds from this offering for general corporate purposes, which may include, without limitation, repaying all or a portion of Clean Energy’s outstanding 7.5% Convertible Notes due 2016.

The shares may be offered from time to time pursuant to an equity distribution agreement entered into by and between Clean Energy and Citigroup Global Markets Inc., as sales agent and/or principal.

Sales, if any, will be made in transactions that are deemed to be “at-the-market” offerings, including sales made by means of ordinary brokers’ transactions on the NASDAQ Global Select Market or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or as otherwise agreed to with the applicable sales agent.

The offering will be made pursuant to Clean Energy’s effective shelf registration statement, previously filed with the SEC.  The offering is being made only by means of a prospectus supplement to the base prospectus contained in such registration statement that has been filed with the SEC.  Before making an investment in these securities, potential investors should read the prospectus supplement and the accompanying base prospectus for more complete information about Clean Energy and the offering.  Potential investors may obtain these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov.  Alternatively, potential investors may obtain copies of these documents from Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, toll free at (800) 831-9146.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities, in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Forward-Looking Statements

Certain of the matters discussed in this press release constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995.  The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of Clean Energy and can be identified by the use of words such as “may,” “will,” “should,” “would,” “assume,” “outlook,” “seek,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast” and other comparable terms.  These forward-looking statements represent Clean Energy’s expectations and beliefs concerning future events, and no assurance can be given that the future results described in this press release will be achieved.  There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of the company.  The factors and assumptions upon which any forward-looking statements herein are based are subject to risks and uncertainties that include, among others, risks associated with the offering, the risk factors set forth in Clean Energy’s most recent Annual Report on Form 10-K and in subsequent reports filed with the SEC, and other factors over which it has little or no control.  In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise.  Except as required under the federal securities laws and the rules and regulations of the SEC, Clean Energy does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

About Clean Energy

Clean Energy Fuels Corp. (NASDAQ: CLNE) is the largest provider of natural gas fuel for transportation in North America. We build and operate CNG and LNG fueling stations; manufacture CNG and LNG equipment and technologies for ourselves and other companies; develop RNG production facilities; and deliver more CNG, LNG and RNG fuel than any other company in the U.S.  For more information, visit www.cleanenergyfuels.com.

Investor Contact:

Tony Kritzer

Director of Investor Communications

949.437.1403

News Media Contact:

Gary Foster

Senior Vice President, Corporate Communications

949.437.1113